EXHIBIT 10.12(c)

             SECOND EXTENSION OF NONWAIVER AND STANDSTILL AGREEMENT

                           Dated as of April 13, 2000





HealthPlan Services Corporation
3501 Frontage Road
Tampa, Florida   33607
Attention:  Phillip S. Dingle, Executive Vice President
            & Chief Financial Officer


Ladies and Gentlemen:

                  Reference is made to: (i) that certain Amended and Restated Credit Agreement dated as of May 1, 1998 (as heretofore amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among HealthPlan Services Corporation, a Delaware corporation (the "Borrower"), the lenders referred to therein (the "Lenders") and First Union National Bank, as administrative agent (the "Administrative Agent"); and (ii) that certain Nonwaiver and Standstill Agreement dated as of February 11, 2000 among the Borrower, the Lenders and the Administrative Agent, as modified by that certain Extension of Nonwaiver and Standstill Agreement dated as of March 17, 2000 (the "Standstill Agreement"). The capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement or the Standstill Agreement, as applicable.

                  The Lenders and the Administrative Agent hereby agree (i) that the dates referred to in clauses (i) and (ii) of Section 2 of the Standstill Agreement are in each case hereby extended to May 31, 2000 and (ii) subject to the execution of definitive documentation satisfactory in form and substance to the Administrative Agent and Lenders on or before May 31, 2000, and the satisfaction of all conditions to effectiveness as may be set forth therein, to amend the Credit Agreement and the other Loan Documents in accordance with the Summary of Definitive Terms annexed hereto as Exhibit A.

                  Except as expressly provided in this Second Extension of Nonwaiver and Standstill Agreement (this "Extension"), the Standstill Agreement, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Extension shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Standstill Agreement or of the Credit Agreement or any other Loan Document; (b) to prejudice any other right or rights that the Administrative Agent or the Lenders, or any of them, may now have or may have in the future under or in connection with the Standstill Agreement, the Credit Agreement or the other Loan Documents; (c) except as specifically provided in clause (ii) of the preceding paragraph, to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Standstill Agreement, the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand.

                  By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that (i) each of the representations and warranties set forth in the Standstill Agreement, the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that, as of the date hereof, no Default or Event of Default (other than Events of Default occurring by reason of failure to comply with the Breached Covenants calculated as of the Waiver Calculation Period) has occurred and is continuing and (ii) all financial projections concerning Borrower and its subsidiaries that have been or are hereafter made available to the Administrative Agent or the other Lenders by Borrower or any of its representatives in connection with the transactions contemplated hereby (the "Projections") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions.

                  By its execution hereof, the Borrower hereby agrees on behalf of itself and the other Credit Parties, subject to the execution of definitive documentation in form and substance satisfactory to the Borrower, to amend the Credit Agreement and the other Loan Documents in accordance with the Summary of Definitive Terms annexed hereto as Exhibit A.

                  As an inducement to the Lenders to execute and deliver this Extension, the Borrower hereby agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, upon the effectiveness of this Extension, a nonrefundable fee in the amount of 0.25% of the maximum amount of the Amended Bank Facilities (as defined in Exhibit A hereto), payable in immediately available funds.

                  This Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Extension shall become effective as of the date hereof upon the execution of counterparts hereof by the Borrower and the Required Lenders and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  THIS EXTENSION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Extension to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        FIRST UNION NATIONAL BANK,
                                        individually and as Administrative Agent


                                        By:  /s/ MATTHEW BERK
                                             ----------------------------------
                                             Name: MATTHEW BERK
                                             Title: DIRECTOR


                                        CREDIT LYONNAIS, NEW YORK BRANCH,
                                        as a Lender


                                        By:  /s/ JOHN-CHARLES VAN ESSCHE
                                             ----------------------------------
                                             Name: JOHN-CHARLES VAN ESSCHE
                                             Title: VICE PRESIDENT


                                        SUNTRUST BANK, TAMPA BAY, as a Lender


                                        By:  /s/ SAMUEL BALLESTEROS
                                             ----------------------------------
                                             Name: SAMUEL BALLESTEROS
                                             Title: DIRECTOR


                                        FLEET NATIONAL BANK, as a Lender


                                        By:  /s/ THOMAS ENGELS
                                             ----------------------------------
                                             Name: THOMAS ENGELS
                                             Title: SR. VICE PRESIDENT


                                        SOUTHTRUST BANK, NATIONAL
                                        ASSOCIATION, as a Lender


                                        By:  /s/ ANDY RAINE
                                             ----------------------------------
                                             Name: ANDY RAINE
                                             Title: VICE PRESIDENT

                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEEBANK BA "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH, as a
                                        Lender


                                        By:  /s/ IAN REECE
                                             ----------------------------------
                                             Name: IAN REECE
                                             Title: SENIOR CREDIT OFFICER


                                        BANK OF AMERICA, N.A., as a Lender


                                        By:  /s/ JOSEPH M. MARTENS
                                             ----------------------------------
                                             Name: JOSEPH M. MARTENS
                                             Title: SENIOR VICE PRESIDENT


                                        AMSOUTH BANK, as a Lender


                                        By:  /s/ LIZA LEE HOOVER
                                             ----------------------------------
                                             Name: LIZA LEE HOOVER
                                             Title: ASSISTANT VICE PRESIDENT


                                        HIBERNIA NATIONAL BANK, as a Lender


                                        By:  /s/ CHRISTOPHER PITRE
                                             ----------------------------------
                                             Name: CHRISTOPHER PITRE
                                             Title: VICE PRESIDENT


                                        THE FIFTH THIRD BANK OF COLUMBUS,
                                        as a Lender

                                        By:  /s/ MARK RANSON
                                             ----------------------------------
                                             Name: MARK RANSON
                                             Title: VICE PRESIDENT

                                    HEALTHPLAN SERVICES CORPORATION, as Borrower


                                    By:  /s/ PHILLIP S. DINGLE
                                         --------------------------------------
                                         Name: PHILLIP S. DINGLE
                                         Title: EXECUTIVE VICE PRESIDENT AND
                                                CHIEF FINANCIAL OFFICER

                                    EXHIBIT A
            TO SECOND EXTENSION OF NONWAIVER AND STANDSTILL AGREEMENT

                         HEALTHPLAN SERVICES CORPORATION
                           SUMMARY OF DEFINITIVE TERMS
                             AMENDED BANK FACILITIES


                  The following summarizes certain significant terms of an amendment (the "Amended Bank Facilities") to the existing senior bank credit facilities (the "Existing Bank Facilities") outstanding under that certain Amended and Restated Credit Agreement dated as of May 1, 1998 by and among HealthPlan Services Corporation, the lenders referred to therein and First Union National Bank, as Administrative Agent, as amended. This Summary of Definitive Terms is intended merely as an outline of certain of the material terms of the proposed Amended Bank Facilities. It does not include descriptions of all of the other terms, conditions and other provisions ordinarily contained in the definitive documentation for facilities of this type (and which will be required for the Amended Bank Facilities) and it is not intended to limit the scope of discussion and negotiation of such terms, conditions or provisions.

I.       THE BANK FACILITIES

Borrower:                        HealthPlan Services Corporation, a Delaware
                                 corporation ("Borrower").

Lenders: First Union National Bank ("First Union") and the lenders party to the Existing Credit Facilities the "Lenders").

Administrative Agent for the     First Union (in such capacity, the
Lenders:                         "Administrative Agent").

Closing Date:                    The date on or before May 31, 2000 on which the
                                 conditions to the effectiveness of the Amended
                                 Bank Facilities are satisfied.

Type and Amount:                 The Amended Bank Facilities shall consist of a
                                 Term Loan Facility and a Revolving Credit
                                 Facility.

                                 Term Loan Facility. $90 million delayed-draw term loan facility with a final maturity date of August 31, 2001 (subject to reduction based on the aggregate face amount of letters of credit outstanding on the Closing Date as set forth below). Up to $73.7 million of loans outstanding under the Existing Bank Facility as of the Closing Date, shall be deemed to be term loans outstanding on the Closing Date. The face amount of all letters of credit outstanding under the Existing Bank Facilities as of the Closing Date and any replacements, renewals or extensions thereof will be reserved in full against availability under the Term Loan Facility. Except for such replacements, renewals or extensions, no new letters of credit will be issued under the Term Loan Facilities. The Term Loan Facility shall be permanently reduced by the amount of any reduction in the face amount of any letter of credit and by the face amount of any letter of credit not renewed upon the expiration thereof. Drawings under the letters of credit shall be reimbursed to the issuing lender through a draw of a term loan under the Term Loan Facility. In the event the aggregate face amount of all letters of credit outstanding on the Closing Date is less than [$16.3] million as a result of a permanent reduction in the face amount thereof or the expiration thereof, the $90 million Term Loan Facility shall be decreased dollar for dollar.

                                 Monthly amortization of the Term Loan Facility will be required in an amount equal to $250,000 on May 31, 2000, June 30, 2000 and July 31,
                                 2000, respectively, and $500,000 on the last day of each calendar month thereafter. Two additional amortization payments (the "Additional Amortization Payments") will be required on January 31, 2001 and July 31, 2001 in an amount equal to $15 million on each such date.

                                 Revolving Credit Facility. Up to $25 million
                                 (the "Revolving Commitment") revolving credit facility with a final maturity date of August 31, 2001 under which revolving loans may be made.

                                 Borrowing availability under the Revolving
                                 Credit Facility will be limited to 90% of Borrower's eligible accounts receivable less reserves (the "Borrowing Base"), but not to exceed the Revolving Commitment. The definitive documentation evidencing the Amended Bank Facilities (the "Definitive Financing Documents") will contain customary and appropriate Borrowing Base provisions.

Use of Proceeds:                 The Revolving Credit Facility will be available
                                 to pay any costs associated with the Amended
                                 Bank Facilities on the Closing Date and to provide for the ongoing working capital requirements and general corporate purposes of Borrower and its subsidiaries.

Guarantors:                      All active subsidiaries of Borrower.

Security:                        All extensions of credit to Borrower and all
                                 guaranties of subsidiaries of Borrower will be secured by a first priority lien on all existing and after-acquired personal property of Borrower and the subsidiary guarantors, including a pledge of 100% of the stock of all subsidiaries of Borrower.

                                 The Amended Bank Facilities shall also be secured by first priority liens on all existing and after-acquired real property fee and leasehold interests of Borrower and the subsidiary guarantors, subject to exceptions to be agreed upon.

                                 To effect such liens securing the Amended Bank Facilities, Borrower and the subsidiary guarantors shall execute and deliver to the Administrative Agent all security agreements, financing statements, deeds of trust, mortgages and other documents and instruments as are necessary to grant a first priority perfected security interest in and lien upon all such property of Borrower and the subsidiary guarantors, subject to customary permitted liens to be agreed upon.

                                 Negative pledge on all assets of Borrower and its subsidiaries, subject to exceptions to be agreed upon.

Interest Rates:                  All amounts outstanding under the Amended Bank
                                 Facilities shall bear interest, at Borrower's option, at the Base Rate plus the Applicable
                                 Margin.

                                 The Applicable Margin shall be determined based on Borrower's consolidated leverage ratio for the trailing four quarters most recently ended in accordance with the grid attached hereto as
                                 Schedule I.

                                 As used herein, the terms "Base Rate" shall have the meaning customary and appropriate for financings of this type. After the occurrence and during the continuation of an event of default, interest shall accrue at a rate equal to the rate on loans bearing interest at the rate determined by reference to the Base Rate plus an additional two percentage points (2.00%) per annum and shall be payable on demand.

Interest Payments:               Monthly and upon prepayment, in each case
                                 payable in arrears and computed on the basis of a 360-day year.

Letter of Credit Fee:            The letter of credit fee shall be 2.50%, which
                                 shall be shared by all Lenders, and an
                                 additional 0.25% per annum, which shall be retained by the Lender issuing the letter of credit, in each case based upon the applicable percentage multiplied by the amount available from time to time for drawing under such letter of credit.

Facility Fee:                    Facility fee equal to 0.75% of the maximum
                                 amount of the Amended Bank Facilities payable on the Closing Date to Administrative Agent for the ratable benefit of the Lenders.

Commitment Fees:                 Commitment fees equal to 0.25% per annum times
                                 the daily
                                 average unused portion of the Revolving Credit
                                 Facility shall accrue from the Closing Date and shall be computed on the basis of a 360-day year and payable quarterly in arrears and upon the maturity or termination of the Revolving
                                 Credit Facility.

Administrative Agent Fees:       Agency fees equal to $100,000 payable to the
                                 Administrative Agent, for its own account, on the Closing Date and a monthly monitoring fee equal to $8,000 payable, for its own account, in advance on the first business day of each calendar month.

Voluntary Prepayments and        The Amended Bank Facilities may be prepaid in
Commitment Reductions:           wholeor in part without premium or penalty and
                                 the Lenders' commitments relative thereto reduced or terminated upon such notice and in such amounts as may be agreed upon. Voluntary prepayments of the Term Loan Facility shall be applied to the scheduled installments thereof in a manner to be agreed upon.

Mandatory Prepayments and        Borrower shall prepay the term and revolving
Commitment Reductions:           loans and/or the commitments under the
                                 Revolving Credit Facility shall be reduced
                                 (subject to certain basket amounts to be agreed upon) in amounts equal to:

                                 Asset Sale Proceeds: 75% of the net after-tax cash proceeds of the permitted sale or other disposition of any property or assets of Borrower or any of its subsidiaries, other than certain exceptions to be negotiated, in each case payable no later than the first business day following the date of receipt;

                                 Insurance/Condemnation Proceeds: the net cash proceeds received under any casualty insurance maintained by Borrower or any of its subsidiaries or as a result of the taking of any assets of Borrower or any of its subsidiaries pursuant to the power of eminent domain or condemnation, in each case payable no later than the first business day following the date of receipt, and subject to certain rights of repair, restoration and replacement in similar property to be determined;

                                 Proceeds of Equity Offerings: 75% of the net cash proceeds received from the issuance of equity securities of Borrower or any of its subsidiaries, in each case payable no later than the first business day following the date of receipt;

                                 [Proceeds of Pension Plan Reversions: all proceeds received from any pension plan reversion, in each case payable upon receipt; and]

                                 Excess Cash Flow: 75% of excess cash flow (to be defined and, in any event to include, without limitation, cash flow from operations and proceeds of assets sales retained by the Borrower and not reinvested within the time periods and pursuant to reinvestment provisions to be agreed in the Definitive Financing Documents) for the fiscal year ending December 31, 2000 and for each successive two fiscal quarter period thereafter payable within 90 days after the end of the applicable fiscal year or two fiscal quarter period, as applicable.

                                 All such prepayment amounts shall be applied first to the prepayment of the Term Loan Facility and thereafter to the prepayment of the Revolving Credit Facility and the permanent reduction of the commitments thereunder. All such mandatory prepayments of the Term Loan Facility shall be applied first to the outstanding term loans and then to cash-collateralize the outstanding letters of credit. All mandatory prepayments applied to outstanding term loans shall be applied as follows: first, to the extent not previously paid, up to $500,000 to the scheduled installments of the Term Loan Facility due May 31, 2000, June 30, 2000 and July 31, 2000 and
                                 $1.25 million to the scheduled installments of the Term Loan Facility due August 31, 2000, September 30, 2000 and October 31, 2000, in each case in forward order or maturity, second, to the Additional Amortization Installments in forward order of maturity, and third pro rata to all remaining scheduled installments of the Term Loan Facility (other than the final such installment).

Representations and Warranties:  Customary and appropriate, including without limitation due organization and authorization, enforceability, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws, employee benefit liabilities, environmental liabilities, perfection and priority of liens securing the Amended Bank Facilities, and full disclosure.

Covenants:                       Customary and appropriate affirmative and
                                 negative covenants, including but not limited to limitations on other indebtedness, liens, investments, guarantees, restricted junior payments (dividends, redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, leases, transactions with affiliates, conduct of business and other provisions customary and appropriate for financings of this type, including exceptions and baskets to be mutually agreed upon. Financial performance covenants will include but not be limited to, a minimum fixed charge coverage test, a minimum EBITDA test, a minimum revenue test and a maximum capital expenditure limit.

                                 Minimum EBITDA and minimum revenue covenant levels for the Year 2000 will be set at amounts equal to 90% of the amounts set forth in the Borrower's forecast delivered to the Lenders and dated April 7, 2000, as adjusted for permitted asset sales and agreed upon restructuring charges and reserve adjustments. Minimum EBITDA and minimum revenue will be tested as of the end of each month for the three month period then ending and shall be reported no later than 30 days after the end of each such month. Minimum EBITDA and minimum revenue levels for the Year 2001 shall not be less than the levels required for the three month period ending December 31, 2000.

                                 Customary and appropriate financial reporting requirements to be agreed upon in the Definitive Financing Documents including without limitation, delivery of Borrowing Base certificates on a weekly basis and at such other times as the Administrative Agent may reasonably request, monthly reports of rolling 13-week cash flow of Borrower and its Subsidiaries, monthly certificate confirming compliance with covenants and other information reasonably requested by the Administrative Agent. All annual financial statements shall be prepared on a consolidated and consolidating basis and in accordance with U.S. GAAP.

Cash Management                  Cash management systems for Borrower and its
                                 Subsidiaries acceptable to Administrative
                                 Agent. Administrative Agent will have full cash dominion [by means of lock boxes and blocked account agreements] with daily cash sweeps of all amounts in excess of $[4] million applied to prepay the Revolving Credit Facility.

Events of Default:               Customary and appropriate (subject to customary
                                 and appropriate grace periods), including without limitation failure to make payments when due, defaults under other agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guaranties, impairment of security interests in collateral, "changes of control" (to be defined in a mutually agreed upon manner) and revocation, cancellation or termination of any license
                                 (subject to materiality standard to be agreed).


I. CONDITIONS TO LOANS

Certain Conditions               Customary and appropriate including without
Precedent to                     limitation, the

Effectiveness of the            following:
Amended Bank
Facilities:

                        1.       Satisfactory Documentation.  The Definitive Financing Documents
                                 shall be prepared by counsel to First Union and shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

                        2.       Corporate Structure, Management, etc.  The corporate, capital and ownership structure of Borrower and its subsidiaries shall be satisfactory to the Administrative Agent and the Lenders in all respects.

                        3.       Discharge of Swingline Facility.  The existing swingline facility provided by First Union shall have been repaid in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms
                                 satisfactory to the Administrative Agent and the Lenders, and
                                 no other existing indebtedness of Borrower and its
                                 subsidiaries shall remain outstanding.

                        4.       Certain Approvals and Agreements.  All governmental and third party approvals necessary or advisable in connection with the financings contemplated hereby shall have been obtained.

                        5.       Security.  The Administrative Agent, for the benefit of the
                                 Lenders, shall have been granted on the Closing Date a
                                 perfected security interest in all assets to the extent
                                 described above under the heading "Security".

                        6.       Environmental Matters.  The Administrative Agent and the Lenders
                                 shall have received reports and other information, in form, scope and substance satisfactory to the Administrative Agent and the Lenders, concerning any environmental liabilities of
                                 Borrower and its subsidiaries.

                        7.       Collateral Audit.  Upon request of the Administrative Agent, the
                                 Administrative Agent shall have received an audit of all
                                 accounts receivable of Borrower and its subsidiaries, in
                                 form, scope and substance satisfactory to the Administrative
                                 Agent and the Lenders; provided that from and after the
                                 Closing Date, so long as no event of default has occurred,
                                 Borrower shall be required to pay for only one such audit in any twelve month period.

                                                          7

                        8.       Financial Statements.  The Lenders shall have received (i) audited financial statements of Borrower and its subsidiaries for the fiscal year ended December 31, 1999, (ii) unaudited financial statements of Borrower and its subsidiaries for the
                                 three-month period ended March 31, 2000 and (iii) such pro forma and projected financial statements of Borrower and its
                                 Subsidiaries as the Administrative Agent and Lenders may
                                 request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

                        9.       No Material Adverse Change.  Since December 31, 1999, there shall have occurred no material adverse change in the business,
                                 operations, properties, assets, liabilities, condition
                                 (financial or otherwise) or prospects of Borrower and its
                                 subsidiaries, taken as a whole.  The failure of Borrower to complete the recently announced transaction with UICI shall not be deemed to have a Material Adverse Effect.

                        10.      Customary Closing Documents.  All documents required to be delivered under the Definitive Financing Documents, including customary legal opinions, corporate records, documents from public officials and officers' certificates, shall have been delivered.



Conditions to All Borrowings:    The conditions to all borrowings will include requirements relating to one business days' prior written notice of borrowing, the accuracy of representations and warranties, and the absence of any default or potential event of default, and will otherwise be customary and appropriate for financings of this type.
I. MISCELLANEOUS
Requisite Lenders:               Requisite Lenders shall mean Lenders holding in the aggregate more than 66
                                 2/3% of the commitments under the Amended Bank Facilities.

Assignments and Participations   Substantially as set forth under the Existing Credit Facilities, with such
by Lender:                       amendments to the definition of the term Eligible Assignee as may be agreed upon by the Administrative Agent and the Borrower.

Taxes, Reserve Requirements &    Customary and appropriate for transactions of this type.
Indemnities:

                                       8

Governing Law and Jurisdiction:  Borrower will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of North Carolina and will waive any right to trial by jury.  North Carolina law shall govern the Definitive
                                 Loan Documents.

First Union's Counsel:           O'Melveny & Myers LLP.

                                   SCHEDULE I
                               APPLICABLE MARGINS

---------------------------------------- -------------------------------------

         IF LEVERAGE RATIO IS:                    APPLICABLE MARGIN:
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------

                < 1.75                                 1.50%
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------

          < 2.25, but > 1.75                           2.00%
                      -
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------

          < 2.75, but > 2.25                           2.50%
                      -
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------

                 >2.75                                 3.00%
                 -
---------------------------------------- -------------------------------------

                                       10